Exhibit 99.1

Landstar System, Inc. 13410 Sutton Park Drive, South
Jacksonville, FL 32224 904 398 9400

For Immediate Release	Contacts: Jim Gattoni (CEO)
Fred Pensotti (CFO)
Landstar System, Inc.
www.landstar.com
July 21, 2021	904-398-9400

LANDSTAR SYSTEM REPORTS ALL-TIME QUARTERLY RECORD

DILUTED EARNINGS PER SHARE OF $2.40 IN THE 2021 SECOND QUARTER

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) reported all-time quarterly record net income of $92.3 million, or $2.40 per diluted share, in the 2021 second quarter, on record quarterly revenue of $1.571 billion. Landstar reported net income of $24.3 million, or $0.63 per diluted share, on $824 million of revenue in the 2020 second quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) also reached an all-time quarterly record of $220.8 million in the 2021 second quarter compared to $113.1 million in the 2020 second quarter. Given the significant adverse impact of the COVID-19 pandemic on the U.S. economy and the Company’s financial results during the 2020 second quarter, quarter-over-prior-year-quarter comparisons are not meaningful. Comparing the 2021 second quarter to the 2021 first quarter, however, puts into context the strength of our 2021 second quarter financial performance. 2021 first quarter revenue was the second highest quarterly revenue in Landstar history and 2021 first quarter gross profit established a new all-time quarterly record. In the 2021 second quarter compared to the 2021 first quarter, revenue increased $283 million and gross profit increased approximately $32 million. These amounts of growth in revenue and gross profit from the 2021 first quarter to the 2021 second quarter were each all-time first to second quarter records.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2021 second quarter was $1.444 billion, or 92 percent of revenue, compared to $753 million, or 91 percent of revenue, in the 2020 second quarter. Truckload transportation revenue hauled via van equipment in the 2021 second quarter was $970.9 million compared to $483.0 million in the 2020 second

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quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2021 second quarter was $444.3 million compared to $247.4 million in the 2020 second quarter. Revenue hauled by rail, air and ocean cargo carriers was $104.6 million, or 7 percent of revenue, in the 2021 second quarter compared to $53.8 million, or 7 percent of revenue, in the 2020 second quarter.

Trailing twelve-month return on average shareholders’ equity was 41 percent and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 36 percent. During the 2021 second quarter, Landstar purchased 150,000 shares of its common stock at an aggregate cost of approximately $23.8 million. The Company is currently authorized to purchase up to 1,671,030 additional shares of the Company’s common stock under its previously announced share purchase program. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.25 per share payable on August 27, 2021, to stockholders of record as of the close of business on August 9, 2021. This quarterly dividend includes a $0.04 per share increase, or 19 percent, over the amount of the Company’s regular quarterly dividend declared following each of the prior four quarters. The $0.04 per share increase is the largest increase in the Company’s regularly scheduled quarterly dividend in the Company’s history. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

“Following a record-breaking 2021 first quarter, Landstar’s 2021 second quarter set a new standard as the best quarterly financial performance in our history. 2021 second quarter revenue, gross profit, net income and diluted earnings per share each set all-time quarterly records. 2021 second quarter operating margin, representing operating income divided by gross profit, was 55.4 percent, also an all-time quarterly record,” said Landstar President and CEO Jim Gattoni. “Our truckload volume in the second quarter exceeded the 2021 first quarter by over 12 percent, the second largest first quarter to second quarter increase in over 10 years. This outperformance was particularly impressive considering we were following an already record-setting first quarter. We attribute this strong demand to an ongoing, broad-based economic recovery, with particular strength in consumer spending, that has been a big driver of freight activity.”

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Gattoni continued, “Revenue from truck loads hauled via van equipment exceeded the 2020 second quarter by 101 percent and was also 60 percent above the corresponding period from 2019. Revenue from truck loads hauled via unsided/platform equipment exceeded the 2020 second quarter by 80 percent and was 31 percent above the same period in 2019. Consumer demand for durable goods, building products, and e-commerce, which were strong in the first quarter of 2021, continued to drive record quarterly van revenue, while revenue generated via unsided/platform equipment benefitted from growth in the U.S. metals and machinery sectors. For revenue generated via van equipment in the 2021 second quarter compared to the 2020 second quarter, the number of loads (volume) and revenue per load (rate) increased 43 percent and 40 percent, respectively, while the growth in volume and rate compared to the same period in 2019 was 19 percent and 35 percent, respectively. Revenue from truck loads hauled via unsided/platform equipment continued to improve in comparison to the softer conditions that existed throughout most of 2020. The number of loads (volume) and revenue per load (rate) on loads hauled via unsided/platform equipment in the 2021 second quarter exceeded the 2020 second quarter by 35 percent and 33 percent, respectively, and were higher than the corresponding period in 2019 by 10 percent and 19 percent, respectively.”

Gattoni further stated, “In our 2021 first quarter earnings release on April 21, 2021, we provided second quarter revenue guidance of $1.40 billion to $1.45 billion and second quarter diluted earnings per share guidance of $2.20 to $2.30. On May 28, 2021, we revised our initial guidance based on trends in volume and rates through the first seven weeks of the second quarter. Our updated 2021 second quarter guidance issued on May 28th reflected our expectation that revenue per load on loads hauled via truck would exceed the 2021 first quarter in a high single-digit percentage range and the number of loads hauled via truck in the 2021 second quarter would exceed the 2021 first quarter in a low double-digit percentage range. Actual revenue per load on loads hauled via truck in the 2021 second quarter compared to the 2021 first quarter increased 7.5 percent and the number of loads hauled via truck in the 2021 second quarter compared to the 2021

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first quarter increased 12.5 percent, each in-line with our May 28th revised guidance and as summarized in the following chart:

	% growth vs. first quarter 2021
	Original	Revised
Second Quarter 2021	Guidance	Guidance	Actual
Truck revenue per load	4% -6%	High single digit	7.5%
Number of truck loads	4% -6%	Low double digit	12.5%

Based on our expectations as to truck load volume and pricing, our May 28th updated guidance anticipated that revenue and diluted earnings per share would each be slightly above the high end of our previously issued 2021 second quarter guidance. Actual 2021 second quarter revenue was $1.571 billion and diluted earnings per share was $2.40, both generally in-line with our May 28th updated guidance.”

Gattoni continued, “As we’ve discussed, our second quarter year-over-prior-year revenue and diluted earnings per share comparisons were not meaningful due to the adverse impact the COVID-19 pandemic had on the Company’s 2020 second quarter financial results. As we look to the 2021 third quarter, comparisons to prior year should begin to normalize as the adverse impact of the COVID-19 pandemic on the Company’s financial results significantly receded during the 2020 third quarter. While our year-over-year comparisons will be more challenging, our outlook for the 2021 third quarter is for continued solid performance on the expectation that broad-based economic strength will support a strong freight environment for the near future. In addition, we will likely continue to be in a capacity-constrained environment, which should continue to support elevated revenue per truck load in the third quarter.”

“Historically, revenue in the Company’s third fiscal quarter has been relatively consistent with revenue generated in the Company’s second fiscal quarter. We also typically see our revenue per load on loads hauled via truck in the third quarter to be slightly higher than the second quarter, and the number of loads hauled via truck in the third quarter to be slightly below the second quarter. Through the first few weeks of July, revenue per load on loads hauled via truck and the number of loads hauled via truck are trending fairly consistent with historical second quarter to third quarter sequential patterns. I expect these trends to continue and as such, I anticipate revenue for the 2021 third quarter to be in a range of $1.55 billion to $1.60 billion.”

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“Based on the range of revenue estimated and assuming insurance and claims costs of 4.6 percent of BCO revenue, I would anticipate diluted earnings per share to be in a range of $2.20 to $2.30 in the 2021 third quarter. As it relates to our third quarter estimate of insurance and claims costs, these costs were 3.8 percent of BCO revenue over the first half of 2021. Our third quarter estimate reflects an increased estimate of insurance and claims costs due to the potential reversion of claim costs to be more in line with historical trends over a longer period of time, increased premiums relating to auto liability coverage that we are paying to third party insurance companies and increased severity we have already experienced during the first several weeks of July as compared to the 2021 first half, mostly due to a small number of specific incidents.”

Gattoni concluded, “Landstar’s first half performance has been outstanding. The Company’s agent family is executing on all cylinders and we continue to add qualified truck capacity to the network. Given the exceptional performance by Landstar through the first half, 2021 is well on its way to be a record setting year.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2021 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased

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demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2020 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenue	$2,858,252	$1,751,080	$1,570,718	$823,514
Investment income	1,432	2,002	748	835

Costs and expenses:
Purchased transportation	2,226,526	1,344,390	1,228,241	635,133
Commissions to agents	221,702	150,642	121,693	75,266
Other operating costs, net of gains on asset sales/dispositions	16,545	15,674	8,903	7,368
Insurance and claims	45,629	44,708	24,124	19,751
Selling, general and administrative	99,522	85,928	54,114	40,601
Depreciation and amortization	24,244	22,972	12,143	11,467
Impairment of intangible and other assets	—	2,582	—	2,582

Total costs and expenses	2,634,168	1,666,896	1,449,218	792,168

Operating income	225,516	86,186	122,248	32,181
Interest and debt expense	2,009	1,928	967	976

Income before income taxes	223,507	84,258	121,281	31,205
Income taxes	53,973	19,109	28,987	6,951

Net income	$169,534	$65,149	$92,294	$24,254

Diluted earnings per share	$4.41	$1.68	$2.40	$0.63

Average diluted shares outstanding	38,403,000	38,816,000	38,402,000	38,379,000

Dividends per common share	$0.420	$0.370	$0.210	$0.185

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 26, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$186,404	$249,354
Short-term investments	52,560	41,375
Trade accounts receivable, less allowance of $6,199 and $8,670	902,950	764,169
Other receivables, including advances to independent contractors, less allowance of $6,843 and $7,239	49,819	134,757
Other current assets	41,533	18,520

Total current assets	1,233,266	1,208,175

Operating property, less accumulated depreciation and amortization of $321,181 and $299,407	281,016	296,996
Goodwill	40,973	40,949
Other assets	147,958	107,679

Total assets	$1,703,213	$1,653,799

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$70,554	$74,748
Accounts payable	481,711	380,505
Current maturities of long-term debt	30,450	35,415
Insurance claims	41,854	149,774
Dividends payable	—	76,770
Other current liabilities	95,646	88,925

Total current liabilities	720,215	806,137

Long-term debt, excluding current maturities	51,181	65,359
Insurance claims	43,053	38,867
Deferred income taxes and other non-current liabilities	58,591	51,601

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,229,880 and 68,183,702	682	682
Additional paid-in capital	238,422	228,875
Retained earnings	2,199,637	2,046,238
Cost of 29,954,081 and 29,797,639 shares of common stock in treasury	(1,606,716)	(1,581,961)
Accumulated other comprehensive loss	(1,852)	(1,999)

Total shareholders’ equity	830,173	691,835

Total liabilities and shareholders’ equity	$1,703,213	$1,653,799

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenue generated through (in thousands):

Truck transportation
Truckload:
Van equipment	$1,798,061	$1,028,334	$970,874	$483,027
Unsided/platform equipment	784,883	533,716	444,251	247,388
Less-than-truckload	54,732	45,859	29,062	22,918

Total truck transportation	2,637,676	1,607,909	1,444,187	753,333
Rail intermodal	76,068	51,315	44,360	23,186
Ocean and air cargo carriers	107,840	57,250	60,240	30,663
Other (1)	36,668	34,606	21,931	16,332

	$2,858,252	$1,751,080	$1,570,718	$823,514

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$1,209,056	$809,779	$648,942	$378,500

Number of loads:
Truck transportation
Truckload:
Van equipment	777,921	600,519	409,048	285,174
Unsided/platform equipment	275,754	231,122	149,489	110,533
Less-than-truckload	85,095	78,079	44,403	39,723

Total truck transportation	1,138,770	909,720	602,940	435,430
Rail intermodal	26,800	21,510	15,100	9,970
Ocean and air cargo carriers	19,460	14,430	10,230	7,360

	1,185,030	945,660	628,270	452,760

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	510,150	443,830	264,200	210,430

Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,311	$1,712	$2,373	$1,694
Unsided/platform equipment	2,846	2,309	2,972	2,238
Less-than-truckload	643	587	655	577
Total truck transportation	2,316	1,767	2,395	1,730
Rail intermodal	2,838	2,386	2,938	2,326
Ocean and air cargo carriers	5,542	3,967	5,889	4,166
Revenue per load on loads hauled via BCO Independent Contractors (2)	$2,370	$1,825	$2,456	$1,799

Revenue by capacity type (as a % of total revenue);
Truck capacity providers:
BCO Independent Contractors (2)	42%	46%	41%	46%
Truck Brokerage Carriers	50%	46%	51%	46%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	4%	3%	4%	4%
Other	1%	2%	1%	2%

			June 26,	June 27,
			2021	2020
Truck Capacity Providers
BCO Independent Contractors (2)			10,778	9,632

Truck Brokerage Carriers:
Approved and active (3)			53,891	37,600
Other approved			24,098	16,365

			77,989	53,965

Total available truck capacity providers			88,767	63,597

Trucks provided by BCO Independent Contractors (2)			11,557	10,299

(1)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(3)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.